                                                                   EXHIBIT 1.1




                           THE RECOVERY NETWORK, INC.


                                 2,000,000 Units


                        2,000,000 Shares of Common Stock



                           (Par Value $.01 Per Share)

                                       and



        Redeemable Warrants to Purchase 2,000,000 Shares of Common Stock



                             UNDERWRITING AGREEMENT



Whale Securities Co., L.P.                              September  , 1997
650 Fifth Avenue
New York, New York 10019

Dear Sirs:



                  The Recovery Network, Inc., a Colorado corporation (the "Company"), proposes to issue and sell to Whale Securities Co., L.P. (the "Underwriter") an aggregate of two million (2,000,000) units (the "Offered Units") at a price of $5.10 per Offered Unit, consisting of an aggregate of two million (2,000,000) shares of common stock of the Company, par value $.01 per share (the "Offered Shares"), which Offered Shares are presently authorized but unissued shares of the common stock, par value $.01 per share (individually, a "Common Share" and collectively the "Common Shares"), of the Company, and two million (2,000,000) Common Share purchase warrants (the "Offered Warrants"), entitling the holder of each Offered Warrant to purchase, at any time commencing on the Separation Date (as hereinafter defined) until September __, 2002, one (1) Common Share, at an exercise price of Five Dollars Fifty Cents ($5.50) (subject to adjustment in certain circumstances). The Offered Shares and the Offered Warrants will be offered to the public in Offered Units consisting of one Offered Share and one Offered Warrant at a public offering price of Five Dollars and ten cents ($5.10) per Offered Unit. The securities comprising the Offered Units will become detachable and separately transferable commencing ninety (90) days from the

Effective Date (as hereinafter defined) or such earlier date as to which the Underwriter consents. The Company shall have the right to call each Offered Warrant for redemption upon not less than thirty (30) days' written notice at any time commencing on the Separation Date at a redemption price of Ten Cents ($.10) per Offered Warrant; provided, that the closing bid quotation of the Common Stock on all twenty (20) of the trading days ending on the third trading day prior to the day on which the Company gives notice (the "Call Date") of redemption has been at least 150% (currently $8.25, subject to adjustment) of the then effective exercise price of the Warrants and the Company obtains the written consent of the Underwriter with respect to such redemption prior to the Call Date. In addition, the Underwriter, in order to cover over-allotments in the sale of the Offered Units, may purchase up to an aggregate of three hundred thousand (300,000) Common Shares (the "Optional Shares") and/or three hundred thousand (300,000) Common Share purchase warrants (the "Optional Warrants") entitling the holder of each Optional Warrant to purchase one (1) Common Share on the same terms as the Offered Warrants. The Offered Shares and the Optional Shares are hereinafter sometimes collectively referred to as the "Shares"; and the Offered Warrants and the Optional Warrants are hereinafter sometimes collectively referred to as the "Warrants." The Warrants will be issued pursuant to a Warrant Agreement filed as Exhibit 4.2 to the Registration Statement (the "Warrant Agreement") to be dated as of the Closing Date (as hereinafter defined) by and among the Company, the Underwriter and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent").

                  The Company also proposes to issue and sell to the Underwriter, for its own account and the accounts of its designees, warrants (the "Underwriter's Warrants") to purchase up to an aggregate of two hundred thousand (200,000) Common Share(s) (collectively, the "Underlying Shares") and/or two hundred thousand (200,000) warrant(s) similar but not identical to the Warrants (collectively, the "Underlying Warrants"), which sale will be consummated in accordance with the terms and conditions of the form of Underwriter's Warrant Agreement filed as an exhibit to the Registration Statement (as hereinafter defined). The Underlying Shares, the Common Shares issuable upon exercise of the Warrants and the Common Shares issuable upon exercise of the Underlying Warrants are hereinafter sometimes referred to as the "Warrant Shares". The Offered Units, Shares, the Warrants, the Underwriter's Warrants, the Underlying Warrants and the Warrant Shares (collectively, the "Securities") are more fully described in the Registration Statement and the Prospectus, as defined below.



                  The Company hereby confirms its agreement with the Underwriter as follows:

                  1. Purchase and Sale of Offered Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to sell the Offered Units to the Underwriter, and the Underwriter agrees to purchase the Offered Units from the Company, at a purchase price of $4.59 per Offered Unit of which $4.50 shall be ascribed to each Offered Share and $.09 shall be ascribed to each Offered Warrant. The Underwriter shall, subject to the terms of this Agreement, offer the Offered Units to the public at a public offering price of $5.10 per Offered Unit of which $5.00 shall be ascribed to each Offered Share and $.10 shall be ascribed to each Offered Warrant.

                  2.       Payment and Delivery.

                           (a) Payment for the Offered Units will be made to the
Company by wire transfer or certified or official bank check or checks payable to its order in New York Clearing House funds, at the offices of the Underwriter, 650 Fifth Avenue, New York, New York 10019, against delivery of the Offered Units to the Underwriter. Such payment and delivery will be made at A.M., New York City time, on the third business day following the Effective Date (the fourth business day following the Effective Date in the event that trading of the Offered Units commences on the day following the Effective Date), the date and time of such payment and delivery being herein called the "Closing Date." The certificates representing the Offered Shares and Offered Warrants to be delivered will be in such denominations and registered in such names as the Underwriter may request not less than two full business days prior to the Closing Date, and will be made available to the Underwriter for inspection, checking and packaging at the office of the Company's transfer agent or correspondent in New York City, American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005 not less than one full business day prior to the Closing Date.


                  (b) On the Closing Date, the Company will sell the Underwriter's Warrants to the Underwriter or to the Underwriter's designees, limited to officers and partners of the Underwriter and/or members of the selling group and/or their officers, directors or partners (collectively, the "Underwriter's Designees"). The Underwriter's Warrants will be in the form of, and in accordance with, the provisions of the Underwriter's Warrant Agreement attached as an exhibit to the Registration Statement. The aggregate purchase price for the Underwriter's Warrants is Two Hundred Twenty Dollars ($220.00). The Underwriter's Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one (1) year from the Effective Date, except to the Underwriter's Designees. Payment for the Underwriter's Warrants will be made to the Company by check or checks payable to its order on the Closing Date against delivery of the certificates representing the Underwriter's Warrants. The certificates representing the Underwriter's Warrants will be in such denominations and such names as the Underwriter may request prior to the Closing Date.

                  3.       Option to Purchase Optional Shares and/or Optional
Warrants.

                           (a) For the purposes of covering any overallotments
in connection with the distribution and sale of the Offered Shares and Offered Warrants as contemplated by the Prospectus, the Underwriter is hereby granted an option to purchase all or any part of the Optional Shares and/or Optional Warrants from the Company. The purchase price to be paid for the Optional Shares and Optional Warrants will be the same price per Optional Share and Optional Warrant as the price ascribed to the Offered Share or Offered Warrant, as the case may be, set forth in Section 1 hereof. The option granted hereby may be exercised by the Underwriter as to all or any part of the Optional Shares and/or the Optional Warrants at any time within 45 days after the Effective Date. The Underwriter will not be under any obligation to purchase any Optional Shares or Optional Warrants prior to the exercise of such option.


                           (b) The option granted hereby may be exercised by the
Underwriter by giving oral notice to the Company, which must be confirmed by a letter, telex or telegraph setting forth the number of Optional Shares and Optional Warrants to be purchased, the date and time for delivery of and payment for the Optional Shares and Optional Warrants to be purchased and stating that the Optional Shares and Optional Warrants referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Offered Shares and Offered Warrants. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment will not be earlier than either two full business days thereafter or the Closing Date, whichever occurs later. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment will not be earlier than two full business days thereafter. In either event, the date so set forth will not be more than 15 full business days after the date of such notice. The date and time set forth in such notice is herein called the "Option Closing Date." Upon exercise of such option, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth in
Section 3(d) hereof, the Underwriter will become obligated to purchase, the number of Optional Shares and Optional Warrants specified in such notice.

                           (c) Payment for any Optional Shares and Optional
Warrants purchased will be made to the Company by wire transfer or certified or official bank check or checks payable to its order in New York Clearing House funds, at the office of the Underwriter, against delivery of the Optional Shares

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and Optional Warrants purchased to the Underwriter. The certificates representing the Optional Shares and Optional Warrants to be delivered will be in such denominations and registered in such names as the Underwriter requests not less than two full business days prior to the Option Closing Date, and will be made available to the Underwriter for inspection, checking and packaging at the aforesaid office of the Company's transfer agent or correspondent not less than one full business day prior to the Option Closing Date.


                           (d) The obligation of the Underwriter to purchase and
pay for any of the Optional Shares or Optional Warrants is subject to the accuracy and completeness (as of the date hereof and as of the Option Closing
Date) of and compliance in all material respects with the representations and warranties of the Company herein, to the accuracy and completeness of the statements of the Company or its officers made in any certificate or other document to be delivered by the Company pursuant to this Agreement, to the performance in all material respects by the Company of its obligations hereunder, to the satisfaction by the Company of the conditions, as of the date hereof and as of the Option Closing Date, set forth in Section 3(b) hereof, and to the delivery to the Underwriter of opinions, certificates and letters dated the Option Closing Date substantially similar in scope to those specified in
Section 5, 6(b), (c), (d) and (e) hereof, but with each reference to "Offered Shares," "Offered Warrants" and "Closing Date" to be, respectively, to the Optional Shares, Optional Warrants and the Option Closing Date.

                  4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

                           (a) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Colorado, with full power and authority, corporate and other, to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement and to execute, deliver and perform this Agreement, the Warrant Agreement and the Underwriter's Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The Company has no subsidiaries other than Recovery Direct, Inc., a corporation duly organized and validly existing under the laws of Colorado (the "Subsidiary"), and the Company has no equity interests in any other entity, other than its membership interest in Recovery Net Interactive, LLC ("RNI"), a limited liability company duly formed and validly existing under the laws of Delaware, as described in the Prospectus. Unless the context otherwise requires, all references to the "Company" in this Agreement shall include the Subsidiary and RNI. Each of the Company, the Subsidiary and RNI is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company, the Subsidiary and RNI taken as a whole. Each of the Subsidiary and RNI has full power and authority, to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Prospectus.

                           The Company owns all of the issued and outstanding
shares of capital stock of the Subsidiary and its equity interest in RNI, as described in the Prospectus, free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options or warrants for the purchase of, or other rights to purchase, or outstanding securities convertible into or exchangeable for, any capital stock or other securities of the Subsidiary or RNI.

                           (b) This Agreement has been duly executed and
delivered by the Company and constitutes the valid and binding obligation of the Company, and each of the Warrant Agreement, the Underwriter's Warrant Agreement and the Consulting Agreement described in Section 5(r) hereof (the "Consulting Agreement"), when executed and delivered by the Company on the Closing Date, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The execution, delivery and performance of this Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriter's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriter's Warrant Agreement have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of the Articles of Incorporation or By-Laws, each as amended, of the Company or the Subsidiary, or the Certificate of Formation or Operating Agreement of RNI; (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company, the Subsidiary or RNI pursuant to any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company, the Subsidiary or RNI is a party or by which the Company, the Subsidiary or RNI or any of their respective properties or assets are or may be bound or affected; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, the Subsidiary or RNI or any of their respective properties or business; or (iv) have any effect on any permit, certification, registration, approval, consent, order, license, franchise or other authorization (collectively, "Permits") necessary for the Company, the

Subsidiary or RNI to own or lease and operate their respective properties and to conduct their respective businesses or the ability of the Company to make use thereof.

                           (c) No Permits of any court or governmental agency or
body, other than under the Securities Act of 1933, as amended (the "Act"), the Regulations (as hereinafter defined) the requirements of the National Association of Securities Dealers, Inc. ("NASD") and applicable state securities or Blue Sky laws, are required for (i) the valid authorization, issuance, sale and delivery of the Offered Units, Shares and Warrants to the Underwriter, or
(ii) the consummation by the Company of the transactions contemplated by this Agreement, the Consulting Agreement, the Warrant Agreement or the Underwriter's Warrant Agreement.

                           (d) The conditions for use of a registration
statement on Form SB-2 set forth in the General Instructions to Form SB-2 have been satisfied with respect to the Company, the transactions contemplated herein and in the Registration Statement. The Company has prepared in conformity with the requirements of the Act and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") and filed with the Commission a registration statement (File No. 333-27787) on Form SB-2 and has filed one or more amendments thereto, covering the registration of the Securities under the Act, including the related preliminary prospectus or preliminary prospectuses (each thereof being herein called a "Preliminary Prospectus") and a proposed final prospectus. Each Preliminary Prospectus was endorsed with the legend required by Item 501(a)(5) of Regulation S-B of the Regulations and, if applicable, Rule 430A of the Regulations. Such registration statement including any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended at the time it becomes effective, and the final prospectus included therein are herein, respectively, called the "Registration Statement" and the "Prospectus," except that, (i) if the prospectus filed by the Company pursuant to Rule 424(b) of the Regulations differs from the Prospectus, the term "Prospectus" will also include the prospectus filed pursuant to Rule 424(b), and (ii) if the Registration Statement is amended or such Prospectus is supplemented after the date the Registration Statement is declared effective by the Commission (the "Effective Date") and prior to the Option Closing Date, the terms "Registration Statement" and "Prospectus" shall include the Registration Statement as amended or supplemented.

                           (e) Neither the Commission nor, to the best of the
Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

                           (f) The Registration Statement when it becomes
effective, the Prospectus (and any amendment or supplement thereto) when it is filed with the Commission pursuant to Rule 424(b), and both documents as of the Closing Date and the Option Closing Date, referred to below, will contain all statements which are required to be stated therein in accordance with the Act and the Regulations and will in all material respects conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company in connection with the Registration Statement or Prospectus or any amendment or supplement thereto by the Underwriter expressly for use therein.

                           (g) The Company had at the date or dates indicated in
the Prospectus a duly authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement or the Prospectus, on the Effective Date and on the Closing Date, there will be no options to purchase, warrants or other rights to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the Company's capital stock or any such warrants, convertible securities or obligations. Except as set forth in the Prospectus, no holders of any of the Company's securities have any rights, "demand," "piggyback" or otherwise, to have such securities registered under the Act.

                           (h) The descriptions in the Registration Statement
and the Prospectus of contracts and other documents are accurate and present fairly the information required to be disclosed, and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations which have not been so described or filed as required.

                           (i) Arthur Andersen LLP, the accountants who have
certified certain of the consolidated financial statements filed and to be filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants within the meaning of the Act and Regulations. The consolidated financial statements and schedules and the notes thereto filed as part of the Registration Statement and included in the Prospectus are complete, correct and present fairly the financial position of the Company as of the dates thereof, and the results of operations and changes in financial position of the Company for the periods indicated therein, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated in the Registration Statement and the Prospectus. The selected financial data set forth in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement and the Prospectus.

                           (j) Each of the Company, the Subsidiary and RNI has
filed with the appropriate federal, state and local governmental agencies, and all tax returns, including franchise tax returns, which are required to be filed or has duly obtained extensions of time for the filing thereof and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due; and the provisions for income taxes payable, if any, shown on the consolidated financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriter, none of the Company, the Subsidiary nor RNI has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company, the Subsidiary or RNI.

                           (k) The outstanding Common Shares and outstanding
options and warrants to purchase Common Shares have been duly authorized and validly issued. The outstanding Common Shares are fully paid and nonassessable. The outstanding options and warrants to purchase Common Shares constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. None of the outstanding Common Shares or options or warrants to purchase Common Shares has been issued in violation of the preemptive rights of any shareholder of the Company. None of the holders of the outstanding Common Shares is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Common Shares and outstanding options and warrants to purchase Common Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. The authorized Common Shares and outstanding options and warrants to purchase Common Shares conform to the descriptions thereof contained in the Registration Statement and Prospectus.

                           (l) No securities of the Company have been sold by
the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the

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three years prior to the date hereof, except as disclosed in the Registration
Statement.

                           (m) The issuance and sale of the Shares and the
Warrant Shares have been duly authorized and, when the Shares and the Warrant Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Underwriter's Warrant Agreement or the Warrant Agreement, as the case may be, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable. The holders of the Securities will not be subject to personal liability solely by reason of being such holders and none of the Securities will be subject to preemptive rights of any shareholder of the Company.

                           (n) The issuance and sale of the Warrants, the
Underwriter's Warrants and the Underlying Warrants have been duly authorized and, when issued, paid for and delivered pursuant to the terms of this Agreement, the Underwriter's Warrant Agreement or the Warrant Agreement, as the case may be, the Warrants, the Underwriter's Warrants and the Underlying Warrants will constitute valid and binding obligations of the Company, enforceable as to the Company in accordance with their terms. The Warrant Shares have been duly reserved for issuance upon exercise of the Warrants, the Underwriter's Warrants and the Underlying Warrants in accordance with the provisions of the Warrant Agreement and the Underwriter's Warrant Agreement. The Warrants, Underwriter's Warrants and Underlying Warrants will conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                           (o) None of the Company, the Subsidiary nor RNI is in
violation of, or in default under, (i) any term or provision of its Articles of Incorporation or By-Laws, each as amended, or Certificate of Formation or Operating Agreement, as the case may be; (ii) any material term or provision or any financial covenants of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its property or business is or may be bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, the Subsidiary or RNI or any of the Company's, the Subsidiary's or RNI's properties or business. Each of the Company, Subsidiary or RNI owns, possesses or has obtained all governmental and other (including those obtainable from third parties) Permits necessary to own or lease, as the case may be, and to operate its properties, whether tangible or intangible, and to conduct any of the business or operations of the Company as presently conducted, and all such Permits are outstanding and in good standing, and there are no proceedings pending or, to the best of the Company's knowledge, threatened (nor, to the best of the Company's knowledge, is there any basis therefor), which seek to cancel, terminate or limit such Permits.

                           (p) Except as set forth in the Prospectus, there are
no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending, or, to the best of the Company's knowledge, threatened against the Company, the Subsidiary or RNI or involving the Company's, the Subsidiary's or RNI's properties or business which, if determined adversely to the Company, the Subsidiary or RNI, would, individually or in the aggregate, result in any material adverse change in the financial position, shareholders' equity, results of operations, properties, business, management or affairs or business prospects of the Company, the Subsidiary or RNI or which question the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement; nor, to the best of the Company's knowledge, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company, the Subsidiary or RNI and enjoining the Company, the Subsidiary or RNI from taking, or requiring the Company, the Subsidiary or RNI to take, any action, or to which the Company, the Subsidiary or RNI, or the Company's, the Subsidiary's or RNI's properties or businesses, is bound or subject.

                           (q) Neither the Company nor any of its affiliates has
incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

                           (r) Each of the Company, the Subsidiary and RNI owns
or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes and formulations used or proposed to be used in the conduct of their businesses as described in the Prospectus (collectively the "Intangibles"); to the best of the Company's knowledge, none of the Company, the Subsidiary nor RNI has infringed nor is infringing upon the rights of others with respect to the Intangibles; and none of the Company, the Subsidiary nor RNI has received any notice of conflict with the asserted rights of others with respect to the Intangibles which could, singly or in the aggregate, materially adversely affect its business as presently conducted or the prospects, financial condition or results of operations of the Company, the Subsidiary or RNI, and the Company knows of no basis therefor; and, to the best of the Company's knowledge, no others have infringed upon the Intangibles of the Company, the Subsidiary or RNI.

                           (s) Since the respective dates as of which
information is given in the Registration Statement and the Prospectus and the Company's latest consolidated financial statements, none of the Company, the Subsidiary nor RNI has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, whether or not incurred in the ordinary course of business, and has not sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there have not been, and prior to the Closing Date referred to below there will not be, any changes in the capital stock or any material increases in the long-term debt of the Company or any material adverse change in or affecting the general affairs, management, financial condition, shareholders' equity, results of operations or prospects of the Company, the Subsidiary nor RNI, otherwise than as set forth or contemplated in the Prospectus.

                           (t) Each of the Company, the Subsidiary and RNI has
good and marketable title in fee simple to all real property and good title to all personal property (tangible and intangible) owned by it, free and clear of all security interests, charges, mortgages, liens, encumbrances and defects, except such as are described in the Registration Statement and Prospectus or such as do not materially affect the value or transferability of such property and do not interfere with the use of such property made, or proposed to be made, by the Company, the Subsidiary or RNI. The leases, licenses or other contracts or instruments under which the Company, the Subsidiary and RNI leases, holds or is entitled to use any property, real or personal, are valid, subsisting and enforceable only with such exceptions as are not material and do not interfere with the use of such property made, or proposed to be made, by the Company, the Subsidiary or RNI, and all rentals, royalties or other payments accruing thereunder which became due prior to the date of this Agreement have been duly paid, and none of the Company, the Subsidiary nor RNI, nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. None of the Company, the Subsidiary nor RNI has received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. Each of the Company, the Subsidiary and RNI has adequately insured its properties against loss or damage by fire or other casualty and maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same or similar businesses located in its geographic area.

                           (u) Each contract or other instrument (however
characterized or described) to which the Company, the Subsidiary and RNI is a party or by which their properties or businesses is or may be bound or affected and to which reference is made in the Prospectus has been duly and validly executed, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, and none of such contracts or instruments has been assigned by the Company, the Subsidiary or RNI, and neither the Company, the Subsidiary nor RNI, nor, to the best of the Company's knowledge, any other party, is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

                           None of the material provisions of such contracts or
instruments violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company, the Subsidiary or RNI or any of their respective assets or businesses, including, without limitation, those promulgated by the Federal Communications Commission (the "FCC") and comparable state and local regulatory authorities, including without limitation, the Communications Act of 1934, the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996 (collectively, the "FCC Acts") and the published rules and regulations promulgated thereunder.

                           (v) The employment, consulting, confidentiality and
non-competition agreements between the Company (and between the Subsidiary and RNI and its officers, employees and consultants) described in the Registration Statement, are binding and enforceable obligations upon the respective parties thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws or arrangements affecting creditors' rights generally and subject to principles of equity.

                           (w) Except as set forth in the Prospectus, the
Company has no employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974.

                           (x) To the best of the Company's knowledge, no labor
problem exists with any of the Company's, the Subsidiary's or RNI's employees or is imminent which could adversely affect the Company, the Subsidiary or RNI.

                           (y) The Company has not, directly or indirectly, at
any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                           (z) The Offered Units, Shares , Warrants and Warrant
Shares have been approved for listing on the Nasdaq SmallCap Market of the National Association of Securities Dealers, Inc. ("NASDAQ").

                           (aa) The Company has provided Tenzer Greenblatt LLP,
counsel to the Underwriter ("Underwriter's Counsel"), all agreements, certificates, correspondence and other items, documents and information requested by such counsel's Corporate Review Memorandum dated October 29, 1996.

                           Any certificate signed by an officer of the Company,
the Subsidiary or RNI and delivered to the Underwriter or to Underwriter's Counsel shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

                 5. Certain Covenants of the Company. The Company covenants with the Underwriter as follows:

                           (a) The Company will not at any time, whether before
the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with the sales of the Offered Units, Shares and Warrants by the Underwriter or a dealer, file or publish any amendment or supplement to the Registration Statement or Prospectus of which the Underwriter has not been previously advised and furnished a copy, or to which the Underwriter shall object in writing.

                           (b) The Company will use its best efforts to cause
the Registration Statement to become effective and will advise the Underwriter immediately, and, if requested by the Underwriter, confirm such advice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement or any supplemented Prospectus is filed with the Commission; (ii) of the receipt of any comments from the Commission; (iii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Offered Units, Shares and/or the Warrants for offering or sale in any jurisdiction, or of the initiation of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if any such order is issued.

                           (c) The Company will deliver to the Underwriter,
without charge, from time to time until the Effective Date, as many copies of each Preliminary Prospectus as the Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the

Act. The Company will deliver to the Underwriter, without charge, as soon as the Registration Statement becomes effective, and thereafter from time to time as requested, such number of copies of the Prospectus (as supplemented, if the Company makes any supplements to the Prospectus) as the Underwriter may reasonably request. The Company has furnished or will furnish to the Underwriter two signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, two copies of all exhibits filed therewith and two signed copies of all consents and certificates of experts.

                           (d) The Company will comply with the Act, the
Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Offered Units, Offered Shares and Offered Warrants, in any Optional Shares and Optional Warrants which may be issued and sold, and in the Warrant Shares underlying such Warrants. If, at any time when a prospectus relating to any of the Securities is required to be delivered under the Act, any event occurs as a result of which the Registration Statement and Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement and Prospectus to comply with the Act or the regulations thereunder, the Company will promptly file with the Commission, subject to
Section 5(a) hereof, an amendment or supplement which will correct such statement or omission or which will effect such compliance.

                           (e) The Company will furnish such proper information
as may be required and otherwise cooperate in qualifying the Securities for offering and sale under the securities or Blue Sky laws relating to the offering in such jurisdictions as the Underwriter may reasonably designate, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction.

                           (f) The Company will make generally available to its
security holders, in the manner specified in Rule 158(b) under the Act, and deliver to the Underwriter and Underwriter's Counsel as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement meeting the requirements of Rule 158(a) under the Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

                           (g) For a period of five years from the Effective
Date, the Company will deliver to the Underwriter and to Underwriter's Counsel on a timely basis (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-C, 10-K (or 10-KSB) and 10-Q (or 10-QSB) and exhibits thereto, filed or furnished to the Commission, any securities exchange or the National Association of Securities Dealers, Inc. (the " NASD") on the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders; (iii) as soon as practicable, a copy of any Schedule 13D, 13G, 14D-1 or 13E-3 received or prepared by the Company from time to time; (iv) monthly statements setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company; and (v) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request and which can be prepared or obtained by the Company without unreasonable effort or expense. The Company will furnish to its shareholders annual reports containing audited financial statements and such other periodic reports as it may determine to be appropriate or as may be required by law.

                           (h) Neither the Company nor any person that controls,
is controlled by or is under common control with the Company will take any action designed to or which might be reasonably expected to cause or result in the stabilization or manipulation of the price of the Offered Units, Shares or Warrants.

                           (i) If the transactions contemplated by this
Agreement are consummated, the Underwriter shall retain the $50.00 previously paid to it, and the Company will pay or cause to be paid the following: all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, the fees and expenses of accountants and counsel for the Company; the preparation, printing, mailing and filing of the Registration Statement (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus, and any amendments or supplements thereto; the printing and mailing of the Selected Dealer Agreement; the issuance and delivery of the Offered Units to the Underwriter; all taxes, if any, on the issuance of the Offered Units; the fees, expenses and other costs of qualifying the Offered Units, Shares and Warrants for sale under the Blue Sky or securities laws of those states in which the Offered Units, Shares and Warrants are to be offered or sold, including the fees and disbursements of Underwriter's Counsel in connection therewith, and including those of such local counsel as may have been retained for such purpose; the cost of printing and mailing the "Blue Sky Survey;" and the filing fees incident to securing any required review by the NASD and either the Boston Stock Exchange or Pacific Stock Exchange; the cost of furnishing to the Underwriter copies of the Registration Statement, Preliminary Prospectuses and the Prospectus as herein provided; the costs of placing "tombstone advertisements" in any publications which may be selected by the Underwriter (up to a maximum of $10,000); and all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section 5(i).

                           In addition, at the Closing Date or the Option
Closing Date, as the case may be, the Underwriter will deduct from the payment for the Offered Units, or any Optional Shares and/or Optional Warrants purchased three percent (3%) of the gross proceeds of the offering (less the sum of Fifty Thousand Dollars ($50,000) previously paid to the Underwriter), as payment for the Underwriter's nonaccountable expense allowance relating to the transactions contemplated hereby, which amount will include the fees and expenses of Underwriter's Counsel (other than the fees and expenses of Underwriter's Counsel relating to Blue Sky qualifications and registrations, which, as provided for above, shall be in addition to the three percent (3%) nonaccountable expense allowance and shall be payable directly by the Company to Underwriter's Counsel on or prior to the Closing Date).


                           (j) If the transactions contemplated by this
Agreement or related hereto are not consummated because the Company decides not to proceed with the offering for any reason or because the Underwriter decides not to proceed with the offering as a result of a breach by the Company of its representations, warranties or covenants in the Agreement or as a result of adverse changes in the affairs of the Company, then the Company will be obligated to reimburse the Underwriter for its accountable out-of-pocket expenses up to the sum of Seventy Five Thousand Dollars ($75,000), inclusive of Fifty Thousand Dollars ($50,000) previously paid to the Underwriter by the Company. In all cases other than those set forth in the preceding sentence, if the Company or the Underwriter decide not to proceed with the offering, the Company will only be obligated to reimburse the Underwriter for its accountable out-of-pocket expenses up to Fifty Thousand Dollars ($50,000), and inclusive of, Fifty Thousand Dollars ($50,000) previously paid to the Underwriter by the Company. In no event, however, will the Underwriter, in the event the offering is terminated, be entitled to retain or receive more than an amount equal to its actual accountable out-of-pocket expenses.

                           (k) The Company intends to apply the net proceeds
from the sale of the Shares and Warrants for the purposes set forth in the Prospectus. Except for the repayment of the Financing Notes (as defined in the Prospectus), no portion of the net proceeds from the sale of the Shares and Warrants will be used to repay any indebtedness. The Company will file with the Commission all required reports on Form S-R in accordance with the provisions of

Rule 463 promulgated under the Act and will provide a copy of each such report to the Underwriter and its counsel.

                           (l) During the period of twelve (12) months from the
date hereof, neither the Company nor any of the Company's officers, directors or security holders, will offer for sale or sell or otherwise dispose of, directly or indirectly, any securities of the Company, in any manner whatsoever, whether pursuant to Rule 144 of the Regulations or otherwise, and no holder of registration rights relating to any securities of the Company will exercise any such registration rights, in either case, without the prior written consent of the Underwriter. In addition, for the first year following the foregoing lock-up period, no officer, director or securityholder beneficially owning 5% or more of the outstanding Common Stock of the Company (each, a "Principal") may, without the Underwriter's prior written consent, sell any of its shares of Common Stock during any three-month period in excess of the amount that the Principal would be allowed to sell if it were deemed an "affiliate" of the Company and its shares were deemed "restricted," as those terms are defined in Rule 144 promulgated under the Act (i.e., in general, no more than the greater of (a) 1% of the then outstanding shares of Common Stock and (b) the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale).

                           (m) The Company will not file any registration
statement relating to the offer or sale of any of the Company's securities, including any registration statement on Form S-8, during the twelve (12) months from the Effective Date, without the Underwriter's prior written consent.

                           (n) The Company maintains and will continue to
maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (o) The Company will use its best efforts to
maintain the listing of the Offered Units, Shares and Warrants on NASDAQ and, if so qualified, list the Offered Units, Shares and Warrants, and maintain such listing for so long as qualified, on the NASDAQ National Market System.

                           (p) The Company will, concurrently with the Effective
Date, register the class of equity securities of which the Shares are a part under Section 12(g) of the Exchange Act and the Company will maintain such registration for a minimum of five (5) years from the Effective Date.


                           (q) Subject to the sale of the Offered Units, the
Underwriter and its successors will have the right to designate a nominee for election, at its or their option, either as a member of or a non-voting advisor to the Board of Directors of the Company, and the Company will use its best efforts to cause such nominee to be elected and continued in office as a director of the Company or as such advisor until the expiration of five (5) years from the Effective Date. Each of the Company's current officers, directors and shareholders agrees to vote all of the Common Shares owned by such person or entity so as to elect and continue in office such nominee of the Underwriter. Following the election of such nominee as a director or advisor, such person shall receive no more or less compensation than is paid to other non-officer directors of the Company for attendance at meetings of the Board of Directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging and transportation. The Company agrees to indemnify and hold such director or advisor harmless, to the maximum extent permitted by law, against any and all claims, actions, awards and judgments arising out of his service as a director or advisor and, in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, to include such director or advisor as an insured under such policy. The rights and benefits of such indemnification and the benefits of such insurance shall, to the extent possible, extend to the Underwriter insofar as it may be or may be alleged to be responsible for such director or advisor.


                           If the Underwriter does not exercise its option to
designate a member of or advisor to the Company's Board of Directors, the Underwriter shall nonetheless have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to give the Underwriter notice of each such meeting and to provide the Underwriter with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the directors.

                           (r) The Company agrees to employ the Underwriter or a
designee of the Underwriter as a financial consultant on a non-exclusive basis for a period of two (2) years from the Closing Date, pursuant to a separate written consulting agreement between the Company and the Underwriter and/or such designee (the "Consulting Agreement"), at an annual rate of Thirty Thousand Dollars ($30,000) (exclusive of any accountable out-of-pocket expenses), payable in full, in advance on the Closing Date. In addition, the Consulting Agreement shall provide that the Company will pay the Underwriter a finder's fee in the event that the Underwriter originates a merger, acquisition, joint venture or other transaction to which the Company is a party. The Company further agrees to deliver a duly and validly executed copy of said Consulting Agreement, in form and substance acceptable to the Underwriter, on the Closing Date.

                           (s) Subject to the provisions of applicable law, the
Underwriter shall be entitled to receive a warrant solicitation fee of five percent (5%) of the aggregate exercise price of the Warrants for each Warrant exercised during the period commencing one year after the Effective Date; provided, however, that the Underwriter will not be entitled to receive such compensation in Warrant exercise transactions in which (i) the market price of the Common Shares at the time of exercise is lower than the exercise price of the Warrants; (ii) the Warrants are held in any discretionary account; (iii) disclosure of compensation arrangements is not made in the Registration Statement and in documents provided to holders of Warrants at the time of exercise; (iv) the holder thereof has not confirmed in writing that the Underwriter solicited the exercise of the Warrants; or (v) the solicitation or exercise of the Warrants was in violation of Regulation M promulgated under the Exchange Act.

                           (t) The Company shall retain a transfer agent for the
Common Shares and Warrants, reasonably acceptable to the Underwriter, for a period of five (5) years from the Effective Date. In addition, for a period of five (5) years from the Effective Date, the Company, at its own expense, shall cause such transfer agent to provide the Underwriter with copies of the Company's daily transfer sheets, and, when requested by the Underwriter, a current list of the Company's securityholders, including a list of the beneficial owners of securities held by a depository trust company and other nominees.

                           (u) The Company hereby agrees, at its sole cost and
expense, to supply and deliver to the Underwriter and Underwriter's Counsel, within a reasonable period from the date hereof, four bound volumes, including the Registration Statement, as amended or supplemented, all exhibits to the Registration Statement, the Prospectus and all other underwriting documents.

                           (v) The Company shall, as of the date hereof, have
applied for listing in Standard & Poor's Corporation Records Service (including annual report information) or Moody's Industrial Manual (Moody's OTC Industrial Manual not being sufficient for these purposes) and shall use its best efforts to have the Company listed in such manual and shall maintain such listing for a period of five (5) years from the Effective Date.

                           (w) For a period of five (5) years from the Effective
Date, the Company shall provide the Underwriter, on a not less than annual basis, with internal forecasts setting forth projected results of operations for each quarterly and annual period in the two (2) fiscal years following the respective dates of such forecasts. Such forecasts shall be provided to the Underwriter more frequently than annually if prepared more frequently by management, and revised forecasts shall be prepared and provided to the Underwriter when required to reflect more current information, revised assumptions or actual results that differ materially from those set forth in the forecasts.

                           (x) For a period of five (5) years from the Effective
Date, or until such earlier time as the Common Shares and Warrants are listed on the New York Stock Exchange or the American Stock Exchange, the Company shall cause its legal counsel to provide the Underwriter with a list, to be updated at least annually, of those states in which the Offered Units, Shares and Warrants may be traded in non-issuer transactions under the Blue Sky laws of the 50 states.


                           (y) For a period of five (5) years from the Effective
Date, the Company shall continue to retain Arthur Andersen LLP (or such other nationally recognized accounting firm as is acceptable to the Underwriter) as the Company's independent public accountants.

                           (z) For a period of five (5) years from the Effective
Date, the Company, at its expense, shall cause its then independent certified public accountants, as described in Section 5(aa) above, to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q (or 10-QSB) quarterly report (or other equivalent report) and the mailing of quarterly financial information to shareholders.

                           (aa) So long as any Warrants are outstanding, the
Company shall use its best efforts to cause post-effective amendments to the Registration Statement to become effective in compliance with the Act as shall be necessary to enable the sale of the Common Shares underlying the Warrants and cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant as they request and as otherwise required by law and, to furnish to the Underwriter and dealers as many copies of each such Prospectus as the Underwriter or dealer may reasonably request. In addition, for so long as any Warrant is outstanding, the Company will promptly notify the Underwriter of any material change in the financial condition, business, results of operations or properties of the Company.

                           (ab) For a period of twenty-five (25) days from the
Effective Date, the Company will not issue press releases or engage in any other publicity without the Underwriter's prior written consent, other than normal and customary releases issued in the ordinary course of the Company's business or those releases required by law.

                           (ac) The Company will not increase or authorize an
increase in the cash compensation of its (and the Subsidiary's) five (5) most highly paid employees greater than those increases provided for in their employment agreements with the Company or the Subsidiary in effect as of the Effective Date and disclosed in the Prospectus, without the prior written consent of the Underwriter, for a period of five (5) years from the Effective Date.

                           (ad) For a period of five (5) years from the
Effective Date, the Company will promptly submit to the Underwriter copies of accountant's management reports and similar correspondence between the Company's accountants and the Company.

                           (ae) For a period of three (3) years from the
Effective Date, the Company will not offer or sell any of its securities pursuant to Regulation S promulgated under the Act without the prior written consent of the Underwriter.

                           (af) For a period of three (3) years from the
Effective Date, the Company will provide to the Underwriter ten day's written notice prior to any issuance by the Company or its subsidiaries of any equity securities or securities exchangeable for or convertible into equity securities of the Company, except for (i) shares of Common Stock issuable upon exercise of currently outstanding options and warrants or conversion of currently outstanding convertible securities and (ii) options (and shares issuable upon exercise of such options) available for future grant pursuant to any stock option plan in effect on the Effective Date and the issuance of shares of Common Stock upon the exercise of such options.

                           (ag) Prior to the Effective Date and for a period of
three (3) years thereafter, the Company will retain a financial public relations firm reasonably acceptable to the Underwriter.

                           (ah) For a period of three (3) years from the
Effective Date, the Company will cause its Board of Directors to meet, either in person or telephonically, a minimum of four (4) times per year and will hold a shareholder's meeting at least once per annum.

                           (ai) The Company has obtained directors' and
officers' insurance naming the Underwriter as an additional insured party, in an amount equal to twenty-five percent (25%) of the gross proceeds of the offering, and will maintain such insurance for a period of at least three (3) years from the Closing Date.

                  6. Conditions of the Underwriter's Obligation to Purchase the Offered Units from the Company. The obligation of the Underwriter to purchase and pay for the Offered Units which it has agreed to purchase from the Company is subject (as of the date hereof and the Closing Date) to the accuracy of and compliance in all material respects with the representations and warranties of the Company herein, to the accuracy of the statements of the Company or its officers made pursuant hereto, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:

                           (a) The Registration Statement will have become
effective not later than ____.M., New York City time, on the day following the date of this Agreement, or at such later time or on such later date as the Underwriter may agree to in writing; prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or will be pending or, to the best of the Underwriter's or the Company's knowledge, will be contemplated by the Commission; and any request on the part of the Commission for additional information will have been complied with to the satisfaction of Underwriter's Counsel.

                           (b) At the time that this Agreement is executed and
at the Closing Date, there will have been delivered to the Underwriter a signed opinion of Parker Chapin Flattau & Klimpl, LLP and Holme Roberts & Owen LLP, counsels for the Company (together, "Company Counsel"), dated as of the date hereof or the Closing Date, as the case may be (and any other opinions of counsel referred to in such opinion of Company Counsel or relied upon by Company Counsel in rendering their opinion), reasonably satisfactory to Underwriter's Counsel, to the effect that:

                               (i) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Colorado, with full power and authority, corporate and other, and with all Permits necessary to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement. The Company has no subsidiaries other than the Subsidiary and the Company has no equity interests in any other entity other than its equity interest in RNI. The Subsidiary is a corporation duly organized and validly existing under the laws of Colorado and RNI is a limited liability company duly formed and validly existing under the laws of Delaware. The Company owns all of the capital stock of the Subsidiary and the capital stock, as described in the Prospectus, of RNI, in each case, free and clear of all liens, security interests and other encumbrances of any nature whatsoever, except as set forth in the Prospectus. Unless the context otherwise requires, all references to the "Company" in this opinion shall include the Subsidiary and RNI. Each of the Company, the Subsidiary and RNI is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and the failure to so qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company, the Subsidiary and RNI taken as a whole.

Each of the Subsidiary and RNI has full power and authority, corporate and other, with all Permits necessary to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Prospectus.

                           The Company owns all of the issued and
outstanding shares of capital stock of the Subsidiary and its ownership in RNI as described in the Prospectus, in each case, free and clear of any security interests, liens, encumbrances, claims and charges, and all of such shares have been duly authorized and validly issued and are fully paid and nonassessable.

                               (ii) The Company has full power and authority,
corporate and other, to execute, deliver and perform this Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriter's Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriter's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriter's Warrant Agreement have been duly authorized by all necessary corporate action, and this Agreement [for Closing Date opinion add: and each of the Consulting Agreement, the Warrant Agreement and the Underwriter's Warrant Agreement] has been duly executed and delivered by the Company. This Agreement is (assuming for the purposes of this opinion that it is valid and binding upon the other party thereto), and each of the Warrant Agreement, the Underwriter's Warrant Agreement and the Consulting Agreement, when executed and delivered by the Company on the Closing Date, will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions set forth in Section 7 hereof and the contribution provisions set forth in Section 8 hereof may be limited by the federal securities laws or public policy underlying such laws.

                               (iii) The execution, delivery and performance of
this Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriter's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement, the Consulting Agreement, the Warrant Agreement and the Underwriter's Warrant Agreement do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the Articles of Incorporation or By-Laws, each as amended, of the Company or the Subsidiary, or the Certificate of Formation or Operating

Agreement of RNI, (B) result in a breach of or conflict with any terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company, the Subsidiary or RNI pursuant to any indenture, mortgage, note, contract, commitment or other material agreement or instrument to which the Company, the Subsidiary or RNI is a party or by which the Company, the Subsidiary or RNI or any of the Company's, Subsidiary's or RNI's properties or assets are or may be bound or affected; (C) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, the Subsidiary or RNI or any of the Company's, the Subsidiary's or RNI's properties or business; or
(D) have any effect on any Permit necessary for the Company, the Subsidiary or RNI to own or lease and operate their respective properties or conduct their businesses or the ability of the Company to make use thereof.

                               (iv) To the best of Company Counsel's knowledge,
no Permits of any court or governmental agency or body (other than under the Act, the Regulations and applicable state securities or Blue Sky laws) are required for the valid authorization, issuance, sale and delivery of the Offered Units, Shares and Warrants or the Underwriter's Warrants to the Underwriter, and the consummation by the Company of the transactions contemplated by this Agreement, the Consulting Agreement, the Warrant Agreement or the Underwriter's Warrant Agreement.

                               (v) The Registration Statement has become
effective under the Act; to the best of Company Counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, threatened or contemplated under the Act or applicable state securities laws.

                               (vi) The Registration Statement and the
Prospectus, as of the Effective Date, and each amendment or supplement thereto as of its effective or issue date (except for the financial statements and other financial data included therein or omitted therefrom, as to which Company Counsel need not express an opinion) comply as to form in all material respects with the requirements of the Act and Regulations and the conditions for use of a registration statement on Form SB-2 have been satisfied by the Company.

                               (vii) The descriptions in the Registration
Statement and the Prospectus of statutes, regulations, government classifications, contracts and other documents (including opinions of such counsel); and the response to Item 13 for Form SB-2 have been reviewed by Company Counsel, and, based upon such review, are accurate in all material respects and present fairly the information required to be disclosed, and there are no material statutes, regulations or government classifications, or, to the best of Company Counsel's knowledge, material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required.

                               None of the material provisions of the contracts
or instruments described above violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company, the Subsidiary or RNI or any of their assets or businesses. To the best of Company Counsel's knowledge, the Company is not in default under any contract or agreement material to its business or under any promissory note or other evidence of indebtedness for borrowed funds.

                               (viii) The outstanding Common Shares and
outstanding options and warrants to purchase Common Shares have been duly authorized and validly issued. The outstanding Common Shares are fully paid and nonassessable. The outstanding options and warrants to purchase Common Shares constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. None of the outstanding Common Shares or options or warrants to purchase Common Shares has been issued in violation of the preemptive rights of any shareholder of the Company. None of the holders of the outstanding Common Shares is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Common Shares and outstanding options and warrants to purchase Common Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. The authorized Common Shares and outstanding options and warrants to purchase Common Shares conform to the descriptions thereof contained in the Registration Statement and Prospectus. To the best of Company Counsel's knowledge, except as set forth in the Prospectus, no holders of any of the Company's securities has any rights, "demand", "piggyback" or otherwise, to have such securities registered under the Act.

                               (ix) The issuance and sale of the Offered Units,
the Shares and the Warrant Shares have been duly authorized and, when the Shares and the Warrant Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Underwriter's Warrant Agreement or the Warrant Agreement, as the case may be, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. None of the Offered Units, the Shares nor the Warrant Shares are subject to preemptive rights of any shareholder of the Company. The certificates representing the Securities are in proper legal form.

                               (x) The issuance and sale of the Warrants, the
Underwriter's Warrants and the Underlying Warrants have been duly authorized and, when paid for, issued and delivered pursuant to the terms of this Agreement, the Underwriter's Warrant Agreement and the Warrant Agreement, as the case may be, the Warrants, the Underwriter's Warrants and the Underlying Warrants will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, to issue and sell the Warrant Shares and/or Underlying Warrants. The Warrant Shares have been duly reserved for issuance upon exercise of the Underwriter's Warrants and the Warrants in accordance with the provisions of the Underwriter's Warrant Agreement and the Warrant Agreement, as the case may be. The Warrants, Underwriter's Warrants and Underlying Warrants conform to the descriptions thereof contained in the Registration Statement and Prospectus.

                               (xi) Upon delivery of the Offered Units to the
Underwriter against payment therefor as provided in this Agreement, the Underwriter (assuming it is a bona fide purchaser within the meaning of the Uniform Commercial Code) will acquire good title to the Offered Units, free and clear of all liens, encumbrances, equities, security interests and claims.

                               (xii) Assuming that the Underwriter exercises the
over-allotment option to purchase any of the Optional Shares and/or Optional Warrants and makes payment therefor in accordance with the terms of this Agreement, upon delivery of the Optional Shares and/or Optional Warrants so purchased to the Underwriter hereunder, the Underwriter (assuming it is a bona fide purchaser within the meaning of the Uniform Commercial Code) will acquire good title to such Optional Shares and/or Optional Warrants, free and clear of any liens, encumbrances, equities, security interests and claims.


                               (xiii) To the best of Company Counsel's
knowledge, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against the Company, the Subsidiary or RNI, or involving the Company's, the Subsidiary's or RNI's properties or business, other than as described in the Prospectus, such description being accurate, and other than litigation incident to the kind of business conducted by the Company which, individually and in the aggregate, is not material.

                               (xiv) Each of the Company, the Subsidiary and RNI
owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes and formulations used or proposed to be used in the conduct of its business as described in the Prospectus (collectively the

"Intangibles"); to the best of Company Counsel's knowledge, none of the Company, the Subsidiary nor RNI has infringed nor is infringing upon the rights of others with respect to the Intangibles; and, to the best of Company Counsel's knowledge, none of the Company, the Subsidiary nor RNI has received any notice that it has or may have infringed, is infringing upon or is conflicting with the asserted rights of others with respect to the Intangibles which might, singly or in the aggregate, materially adversely affect its business, results of operations or financial condition and such counsel is not aware of any licenses with respect to the Intangibles which are required to be obtained by the Company, the Subsidiary or RNI.

                           Company Counsel has participated in reviews and
discussions in connection with the preparation of the Registration Statement and the Prospectus, and in the course of such reviews and discussions and such other investigation as Company Counsel deemed necessary, no facts came to its attention which lead it to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which Company Counsel need not express an opinion), on the Effective Date, contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that (B) the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           In rendering its opinion pursuant to this Section
6(b), Company Counsel may rely upon the certificates of government officials and officers of the Company as to matters of fact, provided that Company Counsel shall state that they have no reason to believe, and do not believe, that they are not justified in relying upon such opinions or such certificates of government officials and officers of the Company as to matters of fact, as the case may be.

                           The opinion letters delivered pursuant to this
Section 6(b) shall state that any opinion given therein qualified by the phrase "to the best of our knowledge" is being given by Company Counsel after due investigation of the matters therein discussed.

                           (c) At the time this Agreement is executed and at the
Closing Date, there will have been delivered to the Underwriter a signed opinion of Wiley, Rein & Fielding, special communications counsel for the Company ("Special Counsel") dated as of the date hereof, or the Closing Date, as the case may be, reasonably satisfactory to Underwriter's Counsel, to the effect that:

                               (i) Each of the Company and the Subsidiary has
all Permits required by the FCC and comparable state regulatory authorities to conduct its business as described in the Memorandum;

                               (ii) Each of the Company and the Subsidiary is in
compliance, in all material respects with the FCC Acts and the published rules and regulations promulgated thereunder by the FCC and the rules and regulations promulgated by comparable state regulatory authorities.

                           Special Counsel has participated in reviews and
discussions in connection with the preparation of the Registration Statement and the Prospectus, and in the course of such reviews and discussions and such other investigation as Special Counsel deemed necessary, no facts came to its attention which lead it to believe that (A) the sections of the Registration Statement entitled "Risk Factors - Government Regulation" and "Business - Government Regulation", on the Effective Date, contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that (B) the sections of the Prospectus entitled "Risk Factors - Government Regulation" and "Business - Government Regulation" contains any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           (d) At the Closing Date, there will have been
delivered to the Underwriter a signed opinion of Underwriter's Counsel, dated as of the Closing Date, to the effect that the opinions delivered pursuant to Sections 6(b) and (c) hereof appear on their face to be appropriately responsive to the requirements of this Agreement, except to the extent waived by the Underwriter, specifying the same, and with respect to such related matters as the Underwriter may require.

                           (e) At the Closing Date (i) the Registration
Statement and the Prospectus and any amendments or supplements thereto will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and will conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there will not have been any material adverse change in the financial condition, results of operations or general affairs of the Company from that set forth or contemplated in the Registration Statement and the Prospectus, except changes which the Registration

Statement and the Prospectus indicate might occur after the Effective Date;
(iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no material transaction, contract or agreement entered into by the Company, other than in the ordinary course of business, which would be required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein; and
(iv) no action, suit or proceeding at law or in equity will be pending or, to the best of the Company's knowledge, threatened against the Company which is required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein, and no proceedings will be pending or, to the best of the Company's knowledge, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, financial condition or results of operations of the Company, other than as set forth in the Registration Statement and the Prospectus. At the Closing Date, there will be delivered to the Underwriter a certificate signed by the Chairman of the Board or the President or a Vice President of the Company, dated the Closing Date, evidencing compliance with the provisions of this
Section 6(e) and stating that the representations and warranties of the Company set forth in Section 4 hereof were accurate and complete in all material respects when made on the date hereof and are accurate and complete in all material respects on the Closing Date as if then made; that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to or as of the Closing Date; and that, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of his knowledge, are contemplated or threatened. In addition, the Underwriter will have received such other and further certificates of officers of the Company as the Underwriter or Underwriter's Counsel may reasonably request.

                           (f) At the time that this Agreement is executed and
at the Closing Date, the Underwriter will have received a signed letter from Arthur Andersen LLP, dated the date such letter is to be received by the Underwriter and addressed to it, confirming that it is a firm of independent public accountants within the meaning of the Act and Regulations and stating that: (i) insofar as reported on by them, in their opinion, the financial statements of the Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Regulations; (ii) on the basis of procedures and inquiries (not constituting an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus and the latest available unaudited interim financial statements of the Company, if more recent than that appearing in the Registration Statement and Prospectus, inquiries of officers of the Company responsible for financial and accounting matters as to the transactions and events subsequent to the date of the latest audited financial statements of the Company, and a reading of the minutes of meetings of the shareholders, the Board of Directors of the Company and any committees of the Board of Directors, as set forth in the minute books of the Company, nothing has come to their attention which, in their judgment, would indicate that (A) during the period from the date of the latest financial statements of the Company appearing in the Registration Statement and Prospectus to a specified date not more than three business days prior to the date of such letter, there have been any decreases in net current assets or net assets as compared with amounts shown in such financial statements or decreases in net sales or decreases [increases] in total or per share net income [loss] compared with the corresponding period in the preceding year or any change in the capitalization or long-term debt of the Company, except in all cases as set forth in or contemplated by the Registration Statement and the Prospectus, and
(B) the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statement or the Prospectus; and (iii) they have compared specific dollar amounts, numbers of shares, numerical data, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Prospectus (with respect to all dollar amounts, numbers of shares, percentages and other financial information contained in the Prospectus, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel) with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

                           (g) There shall have been duly tendered to the
Underwriter certificates representing the Offered Units to be sold on the Closing Date.

                           (h) The NASD shall have indicated that it has no
objection to the underwriting arrangements pertaining to the sale of the Offered Units, Shares and Warrants by the Underwriter.

                           (i) No action shall have been taken by the Commission
or the NASD the effect of which would make it improper, at any time prior to the Closing Date or the Option Closing Date, as the case may be, for any member firm of the NASD to execute transactions (as principal or as agent) in the Offered Units, Shares or Warrants, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the best of the Underwriter's or the Company's knowledge, shall be contemplated by the Commission or the NASD. The Company represents at the date hereof, and shall represent as of the Closing Date or Option Closing Date, as the case may be, that it has no knowledge that any such action is in fact contemplated by the Commission or the NASD.

                           (j) The Company meets the current and any existing
and proposed criteria for inclusion of the Offered Units, Shares and Warrants in NASDAQ.

                           (k) All proceedings taken at or prior to the Closing
Date or the Option Closing Date, as the case may be, in connection with the authorization, issuance and sale of the Offered Units, Shares or Warrants shall be reasonably satisfactory in form and substance to the Underwriter and to Underwriter's Counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the matters referred to in Section 6(c) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any covenants of the Company, or the compliance by the Company with any of the conditions herein contained.

                           (l) As of the date hereof, the Company will have
delivered to the Underwriter the written undertakings of its officers, directors and security holders and/or registration rights holders, as the case may be, to the effect of the matters set forth in Sections 5(l) and (q).

                           If any of the conditions specified in this Section 6
have not been fulfilled, this Agreement may be terminated by the Underwriter on notice to the Company.

                   7.      Indemnification.

                           (a) The Company agrees to indemnify and hold harmless
the Underwriter, each officer, director, partner, employee and agent of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Underwriter and each such person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained
(i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented) or (ii) in any application or other document executed by the Company, or based upon written information furnished by or on behalf of the Company, filed in any jurisdiction in order to qualify the Offered Units, Shares and Warrants under the securities laws thereof (hereinafter "application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, unless such untrue statement or omission was made in such Registration Statement, Preliminary Prospectus, Prospectus or application in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Underwriter or any such person through the Underwriter expressly for use therein; provided, however, that the indemnity agreement contained in this Section 7(a) with respect to any Preliminary Prospectus will not inure to the benefit of the Underwriter (or to the benefit of any other person that may be indemnified pursuant to this Section 7(a)) if (A) the person asserting any such losses, claims, damages, expenses or liabilities purchased the Offered Units, Shares and/or Warrants which are the subject thereof from the Underwriter or other indemnified person; (B) the Underwriter or other indemnified person failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Offered Units, Shares and/or Warrants to such person; and (C) the Prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such cause, claim, damage, expense or liability.

                           (b) The Underwriter agrees to indemnify and hold
harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented) or (ii) in any application (including any application for registration of the Offered Units, Shares and Warrants under state securities or Blue Sky laws), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Underwriter expressly for use therein.

                           (c) Promptly after receipt of notice of the
commencement of any action in respect of which indemnity may be sought against any indemnifying party under this Section 7, the indemnified party will notify the indemnifying party in writing of the commencement thereof, and the indemnifying party will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel satisfactory to the indemnified party and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the indemnifying party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall no longer be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party or parties, it is advisable for the indemnified party or parties to be represented by separate counsel, the indemnified party or parties shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any party against whom indemnification may be sought under this Section 7 shall not be liable to indemnify any person that might otherwise be indemnified pursuant hereto for any settlement of any action effected without such indemnifying party's consent, which consent shall not be unreasonably withheld.

                   8. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 7 hereof (subject to the limitations thereof) and it is finally determined, by a judgment, order or decree not subject to further appeal, that such claim for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including, for this purpose, any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement and any controlling person of the Company) as one entity and the Underwriter (including, for this purpose, any contribution by or on behalf of each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee and agent of the Underwriter) as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, so that the Underwriter is responsible for the proportion thereof equal to the percentage which the underwriting discount per Offered Unit set forth on the cover page of the Prospectus represents of the initial public offering price per Offered Unit set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then, if applicable law permits, other relevant equitable considerations such as the relative fault of the Company and the Underwriter in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Underwriter agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriter for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section
8. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee and agent of the Underwriter will have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who has signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 8. Anything in this Section 8 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or

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

action effected without its written consent. This Section 8 is intended to supersede, to the extent permitted by law, any right to contribution under the Act or the Exchange Act or otherwise available.

                   9. Survival of Indemnities, Contribution, Warranties and Representations. The respective indemnity and contribution agreements of the Company and the Underwriter contained in Sections 7 and 8 hereof, and the representations and warranties of the Company contained herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Underwriter, the Company or any of its directors and officers, or any controlling person referred to in said Sections, and shall survive the delivery of, and payment for, the Shares and the Warrants.

                  10.       Termination of Agreement.

                           (a) The Company, by written or telegraphic notice to
the Underwriter, or the Underwriter, by written or telegraphic notice to the Company, may terminate this Agreement prior to the earlier of (i) 11:00 A.M., New York City time, on the first full business day after the Effective Date; or
(ii) the time when the Underwriter, after the Registration Statement becomes effective, releases the Offered Units for public offering. The time when the Underwriter "releases the Offered Units for public offering" for the purposes of this Section 10 means the time when the Underwriter releases for publication the first newspaper advertisement, which is subsequently published, relating to the Offered Units, or the time when the Underwriter releases for delivery to members of a selling group copies of the Prospectus and an offering letter or an offering telegram relating to the Offered Units, whichever will first occur.

                           (b) This Agreement, including without limitation, the
obligation to purchase the Offered Units and the obligation to purchase the Optional Shares and/or Optional Warrants after exercise of the option referred to in Section 3 hereof, are subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for all the Offered Units or such Optional Shares and Optional Warrants, as the case may be, if, prior to such time, any of the following shall have occurred:
(i) the Company withdraws the Registration Statement from the Commission or the Company does not or cannot expeditiously proceed with the public offering; (ii) the representations and warranties in Section 4 hereof are not materially correct or cannot be complied with; (iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange will have been suspended;

(iv) limited or minimum prices will have been established on either such Exchange; (v) a banking moratorium will have been declared either by federal or New York State authorities; (vi) any other restrictions on transactions in securities materially affecting the free market for securities or the payment for such securities, including the Offered Units or the Optional Shares and Optional Warrants, will be established by either of such Exchanges, by the Commission, by any other federal or state agency, by action of the Congress or by Executive Order; (vii) trading in any securities of the Company shall have been suspended or halted by any national securities exchange, the NASD or the Commission; (viii) there has been a materially adverse change in the condition (financial or otherwise), prospects or obligations of the Company; (ix) the Company will have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; (x) any action has been taken by the government of the United States or any department or agency thereof which, in the judgment of the Underwriter, has had a material adverse effect upon the market or potential market for securities in general; or (xi) the market for securities in general or political, financial or economic conditions will have so materially adversely changed that, in the judgment of the Underwriter, it will be impracticable to offer for sale, or to enforce contracts made by the Underwriter for the resale of, the Offered Units or the Optional Shares and Optional Warrants, as the case may be.


                           (c) If this Agreement is terminated pursuant to
Section 6 hereof or this Section 10 or if the purchases provided for herein are not consummated because any condition of the Underwriter's obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to or does not perform all of its obligations under this Agreement, the Company will not be liable to the Underwriter for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company will remain liable to the extent provided in Sections 5(j), 7, 8 and 9 of this Agreement.

                  11. Information Furnished by the Underwriter to the Company. It is hereby acknowledged and agreed by the parties hereto that for the purposes of this Agreement, including, without limitation, Sections 4(f), 7(a), 7(b) and 8 hereof, the only information given by the Underwriter to the Company for use in the Prospectus are the statements set forth in the last sentence of the last paragraph on the cover page, the statement appearing in the last paragraph on page __ with respect to stabilizing the market price of Offered Units, Shares and Warrants, the information in the __ paragraph on page __ with respect to concessions and reallowances, and the information in the ___ paragraph on page ___ with respect to the determination of the public offering price, as such information appears in any Preliminary Prospectus and in the Prospectus.

                  12. Notices and Governing Law. All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses: if to the Underwriter, to Whale Securities Co., L.P., 650 Fifth Avenue, New York, New York 10019 with a copy to Tenzer Greenblatt LLP, Attention: Robert J. Mittman, Esq., 405 Lexington Avenue, New York, New York 10174; if to the Company, addressed to it at 1411 5th Street, Suite 250, Santa Monica, California 90401, Attention: William D. Moses, President and Chief Executive Officer, with a copy to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036, Attention:
Henry I. Rothman, Esq.

                           This Agreement shall be deemed to have been made and
delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding.

                  13. Parties in Interest. This Agreement is made solely for the benefit of the Underwriter, the Company and, to the extent expressed, any person controlling the Company or the Underwriter, each officer, director, partner, employee and agent of the Underwriter, the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and, no other person will acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" will not include any purchaser of the Offered Units, Shares or Warrants from the Underwriter, as such purchaser.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                         Very truly yours,

                                         THE RECOVERY NETWORK, INC.

                                         By:__________________________________
                                            Name:
                                            Title:


Confirmed and accepted in
New York, N.Y., as of the
date first above written:

WHALE SECURITIES CO., L.P.

By: Whale Securities Corp.,
     General Partner


By: ______________________________
    Name:
    Title:










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